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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



         Date of report (Date of earliest event reported) March 29, 2002
                                                          --------------

                                OPTION CARE, INC.
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              (Exact Name of Registrant as Specified in Its Charter)

         Delaware                     000-19878                 36-3791193
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(State or Other Jurisdiction of     (Commission             (I.R.S. Employer
Incorporation)                      File Number)            Identification No.)


100 Corporate North, Suite 212, Bannockburn, IL             60015
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(Address of Principal Executive Offices)                 (Zip Code)

                                  (847) 615-1690
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               (Registrant's Telephone Number, Including Area Code)

                                  Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

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      ITEM 5:  OTHER EVENTS.

      On March 29, 2002, Option Care, Inc., a Delaware corporation ("Option Care"), and certain of Option Care's subsidiaries entered into a $60 million revolving Credit and Security Agreement (the "Credit Agreement") with J.P. Morgan Business Credit Corp., which will serve as Advisor, JPMorgan Chase Bank, which will serve as Administrative and Collateral Agent and Arranger, and LaSalle Bank National Association, which will serve as Co-Agent. Option Care paid a facility fee of approximately $400,000 upon signing the Credit Agreement. The Credit Agreement provides for a commitment fee, calculated and paid quarterly on a sliding scale from 0.45% to 0.25%, based on the average daily unused portion of the facility. For a fee, Option Care may secure up to $5 million in letters of credit. Depending on its level of borrowing under the Credit Agreement, Option Care may select interest rates ranging from the Eurodollar Rate plus 2% to 2.75%, or the bank's reference rate plus 0% to 0.75%. The Credit Agreement expires on March 29, 2005.

      The credit available to Option Care under the Credit Agreement will vary over time depending on the current value of Option Care's borrowing base. The value of the borrowing base is calculated as a sum of eligible accounts receivable, eligible unbilled accounts (capped at $5 million) and eligible inventory (capped at $5 million), less the aggregate amount of reserves established from time to time by the lenders and subject to an aggregate cap of $60 million. Option Care's aggregate borrowings under the Credit Agreement will be limited to the lesser of the credit remaining available from time to time under the Credit Agreement and the credit available based on the then current value of the borrowing base. The facility is secured by substantially all of the assets of Option Care and its subsidiaries.

      Under the terms of the Credit Agreement, Option Care is required to maintain certain financial covenants, such as a maximum total leverage ratio, a minimum fixed charge coverage ratio and a minimum collateral availability (as each term is defined in the Credit Agreement). The Credit Agreement also limits, among other things, Option Care's ability to pay dividends, incur additional debt, and grant additional security interests in its collateral and restricts the sale of certain assets and the merger or acquisition activities of Option Care, without prior consent of the lenders. In addition to customary events of default, the facility provides that a change in control of Option Care would give rise to an event of default. Upon the occurrence of an event of default, the lenders have the right to declare all amounts owed under the Credit Agreement immediately due and payable and to terminate any and all revolving credit commitments.

      The Credit Agreement is attached to this current report on Form 8-K as
Exhibit 10.32, and the information contained in the Credit Agreement is incorporated herein by reference.

      ITEM 7:  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
EXHIBITS.

      (c)   EXHIBITS.

            10.32 Credit and Security Agreement, dated as of March 29, 2002, by and among Option Care, Inc. ("Option Care") and the domestic subsidiaries of Option Care party hereto, as borrowers, the Lending Institutions party hereto, as Lenders, J.P. Morgan Business Credit Corp., as Advisor, and JPMorgan Chase Bank, as Administrative and Collateral Agent and Arranger, and LaSalle Bank National Association, as Co-Agent.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    OPTION CARE, INC.

                                    By:   /s/ Joseph Bonaccorsi
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                                          Joseph Bonaccorsi, Senior Vice
                                          President, Secretary and General
                                          Counsel
      Dated:  May 14, 2002

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